Exhibit 10.34
                                                              -------------
                               AGREEMENT


          AGREEMENT, dated as of August 19, 1997, between BARRY
M. GOLDSTEIN ("Consultant"), and TOUCHSTONE APPLIED SCIENCE
ASSOCIATES, INC. ("TASA"), a Delaware corporation.

                         W I T N E S S E T H :
                         - - - - - - - - - -

          WHEREAS, TASA agrees to retain Consultant to act as its investment banker and financial consultant in connection with TASA's business affairs and Consultant is willing to undertake to provide such services as hereinafter fully set forth.

          NOW, THEREFORE, in consideration of the premises contained herein, the parties agree as follows:

     1.  Term.
         ----

          The term of this Agreement shall be for one (1) year from the date first written above, which term shall be renewed automatically for additional one-year terms, unless written notice to terminate service is received by one party from the other not less than 30 days before the then expiration of then applicable term. This Agreement may be canceled at any time for any reason whatsoever, by either party, by the giving of at least 30 days' prior written notice.

     2.  Nature of Services.
         ------------------

          Consultant will render assistance and advice to TASA on matters relating to the growth and financing goals of TASA and in connection therewith, Consultant shall:

          (a) seek to find strategic partners and/or financing entities to assist TASA in its projects;

          (b) attend meetings of TASA's Board of Directors and other such meetings when so requested by TASA;

          (c) make itself available for financial public relations and marketing consulting;

          (d) arrange introductions to various broker/dealers who may be interested in knowing more about TASA, including its goals and aspirations;

          (e) attend with TASA whenever possible, all meetings with proposed major investors or lenders; and

          (f) an understanding that Consultant's work will not include any services that constitute the rendering of any legal opinions or performance of work that is in the ordinary purview of a certified public accountant.

Consultant shall devote such of its time and efforts as it, in its sole discretion, determines is necessary to discharge its duties hereunder.

          3.   Responsibilities of TASA.
               ------------------------
          TASA shall provide Consultant with appropriate financial and business information about TASA as requested by Consultant. In addition, executive officers and directors of TASA shall make themselves available for personal consultations with Consultant and certain third parties, subject to reasonable prior notice, pursuant to the request of Consultant.

          4.  Compensation.
              ------------

          For the services rendered by the Consultant to TASA hereunder, TASA shall compensate the Consultant as follows:

          (a) TASA shall issue, within 60 days, a total of 50,000 shares (the "Shares") of its Common Stock, par value $0.001 per share (the "Common Stock"), which will be registered by TASA pursuant to the Federal securities laws within six months from the date hereof. The Shares, until so registered, shall be restricted shares and shall bear a legend in substantially the following form:

                    "The Shares evidenced by this Certificate
               have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be sold, transferred or encumbered except pursuant to an effective registration statement under the Securities Act of 1933, as amended, and such state securities laws, or unless an exemption from such registration is then available."

          (b) TASA shall issue one or more Warrants to Consultant providing for the purchase of up to One Hundred Twenty-five Thousand (125,000) shares of TASA's common stock at a purchase price per share equal to the closing bid price of TASA's common stock on the date of this Agreement. Such Warrants shall be exercisable for a period of five
               (5) years from the date first written above (the
               "Warrants").

          (c) The Warrants may be exercised from time to time, in whole or in part, by the Warrant holder by giving written notice to TASA. Such notice shall specify the number of shares of common stock with respect to which the Warrants are then being exercised. Payment of such shares shall be made by cash or check payable to TASA either (A) accompanying the notice of exercise, or (B) against delivery by TASA of the certificate(s) representing the shares pursuant to the exercise.

          (d) If at any time commencing after the date hereof and expiring five (5) years thereafter, TASA proposes to register any of its securities under the Securities Act of 1933, as amended, it will give written notice by registered mail, at least thirty (30) days prior to the filing each of such registration statements, to Consultant and its counsel. If Consultant or other holders of at least 50% of the outstanding Warrants and/or securities underlying Consultant Warrants notify TASA within twenty (20) days after receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, TASA shall afford Consultant and such holders of Warrants and/or shares underlying such Warrants the opportunity to have any such securities registered under such registration statement; provided, however, that TASA shall not be obligated to do so more than twice; and provided, further, that if any such registration relates to a firmly underwritten offering for the account of TASA and if the managing underwriter of such offering advises TASA in writing that, in its opinion, inclusion of such shares as requested by Consultant or the other holders of the Warrants would adversely affect such offering, then such shares shall, to such extent, be excluded from such registration, on such basis as TASA shall determine to be fair and equitable.

          (e) In the event that TASA receives equity or debt financing, acquires or merges with another entity, as a result of Consultant's efforts and/or introductions, TASA will pay Consultant the following finders fee: 5% of the first $1,000,000; 4% of the second $1,000,000; 3% of the third $1,000,000; 2% of the fourth $1,000,000 and 1% of any remuneration received in excess of $4,000,000, whether received in cash or in kind. TASA's obligation to pay compensation pursuant to this paragraph (d) shall apply to any transaction resulting from Consultant's efforts or introductions which is consummated during the term of this Agreement or within twelve (12) months following the termination of this Agreement. TASA shall not be obligated to compensate Consultant in accordance with this paragraph (d) which is not consummated because of default by the other party thereto prior to consummation, the failure of any conditions precedent to consummation which conditions are not within TASA's control, the failure of the Board of Directors of TASA to approve such transaction or unsatisfactory results of a due diligence investigation by TASA. Consultant shall not be entitled to compensation with respect to introductions to individuals, companies or other entities with whom TASA has had previous contacts or discussions. Consultant acknowledges and agrees that if TASA receives equity or debt financing, acquires or merges with another entity as a result of joint efforts between Consultant and Comprehensive Capital, Theodore P. Allocca or Theodore Allocca (or any of their respective affiliates) (collectively, "Comprehensive"), then TASA shall not be required to pay duplicative fees to Consultant and Comprehensive (or any such affiliates), and any fees payable by TASA pursuant to this Section shall be shared by Consultant and Comprehensive (or such affiliates) in such proportions as Consultant and Comprehensive shall agree and shall direct TASA in writing.

          (f) Consultant will be reimbursed for all documented reasonable out-of-pocket expenses incurred in the performance of its responsibilities outlined above. All expenses over $500.00 will be pre-approved by TASA.

          5.  Indemnification.
              ---------------

          (a) TASA shall indemnify Consultant and its affiliates and their respective directors, officers, employees, agents and controlling persons (Consultant and each such other person and entity being an "Indemnified Party" for purposes of this Section) from and against any and all losses, claims, damages and liabilities, jointly or severally, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise related to or arising out of any transaction contemplated by this Agreement and the performance by Consultant of the services contemplated by this Agreement, and shall reimburse each Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of, any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto provided that TASA shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Indemnified Party and further provided that such Indemnified Party agrees to refund such reimbursed expenses if and to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnifi-cation. In the event that the foregoing indemnity is unavailable or insufficient to hold any Indemnified Party harmless, then TASA shall contribute to amounts paid or payable by such Indemnified Party in respect of such losses, claims, damages and liabilities in such proportion as approximately reflects the relative benefits received by, in fault of, TASA and such Indemnified Party in connection with the matters as to which such losses, claims, damages and liabilities relate and other equitable considerations, provided however that nothing in this sentence shall be construed as altering or limiting in any way the effect of the proviso contained in the immediately preceding sentence.

          (b) Consultant shall, jointly and severally, indemnify TASA and its affiliates and their respective directors, officers, employees, agents and controlling persons (TASA and each such other person and entity being an "Indemnified Party" for purposes of this Section) from and against any and all losses, claims, damages and liabilities, jointly or severally, to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise related to or arising out of any of the services rendered by Consultant pursuant to this Agreement and the performance by Consultant of its obligations contemplated by this Agreement, and shall reimburse each Indemnified Party for all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto provided that Consultant shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Indemnified Party and further provided that such Indemnified Party agrees to refund such reimbursed expenses if and to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification. In the event that the foregoing indemnity is unavailable or insufficient to hold any Indemnified Party harmless, then Consultant shall contribute to amounts paid or payable by such Indemnified Party in respect of such losses, claims, damages and liabilities in such proportion as approximately reflects the relative benefits received by, in fault of, Consultant and such Indemnified Party in connection with the matters as to which such losses, claims, damages and liabilities relate and other equitable considerations, provided however that nothing in this sentence shall be construed as altering or limiting in any way the effect of the proviso contained in the immediately preceding sentence.

          6.  Complete Agreement.  This Agreement contains the
              ------------------
entire Agreement between the parties with respect to the contents hereof and supersedes all prior agreements and understandings between the parties with respect to such matters, whether written or oral. Neither this Agreement, nor any term or provision hereof may be changed, waived, discharged or amended in any manner other than by an instrument in writing, signed by the party against which the enforcement of the change, waiver, discharge or amendment is sought.

          7.  Binding Effect; Assignment.  This Agreement shall
              --------------------------
be binding upon the parties hereto, their heirs, legal representatives, successors, and assigns and shall not be assignable by either party, except under prior written consent by both parties to this Agreement

          8.  Relationship of the Parties.
              ---------------------------

          (a) Nothing in this Agreement shall be construed as establishing a partnership or joint venture between the parties hereto. TASA specifically understands that Consultant is acting hereunder as an independent contractor. Consultant's services hereunder are not exclusive and Consultant at all times shall be free to perform the same or similar services for others which shall not be deemed a conflict of interest nor a breach of this Agreement, however Consultant agrees not to perform the same or similar services for any company which is in direct competition with TASA.

          (b) TASA acknowledges that neither Consultant nor any of its affiliates is an officer, director or agent of TASA, that in rendering advice or recommendations to TASA, Consultant is not and will not be responsible for any management decisions on behalf of TASA. Consultant acknowledges and agrees that Consultant is not authorized or empowered to commit or bind TASA to any recommendation, agreement or course of action. TASA has the sole right, in the exercise of its business judgment and discretion, to approve or disapprove of any agreement, transaction or commitment introduced by Consultant.

          9.  Disclosure.  Any financial advice rendered by
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Consultant pursuant to this Agreement may not be disclosed
publicly in any manner without the prior written approval of Consultant. All non-public information given to Consultant by TASA will be treated by Consultant as confidential information, and Consultant agrees not to make use of such information other than in connection with its performance of this Agreement, provided, however, that any such information may be disclosed if required by any court or governmental or regulatory authority, board or agency. "Non-public information" shall not include any information which (i) is or becomes generally available to the public other than as a result of a disclosure by Consultant; (ii) was available to Consultant prior to its disclosure to Consultant by TASA, provided that such information is not known by Consultant to be subject to another confidentiality agreement with another party; or (iii) becomes available to Consultant on a non-confidential basis from a source other than TASA, provided that such source is not bound by a confidentiality agreement with TASA.

          10.  Miscellaneous.
               -------------

          (a) All final decisions with respect to consultation, advice and services rendered by Consultant to TASA shall rest exclusively with TASA and Consultant shall not have any right or authority to bind TASA to any obligation or commitment.

          (b) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (c) Any controversy or claim arising out of or related to this Agreement shall be settled by arbitration in accordance with the rules and under the auspices of the American Arbitration Association; and any arbitration shall be conducted in the County of New York in the State of New York.


                                   TOUCHSTONE APPLIED SCIENCE
                                      ASSOCIATES, INC.


                                   By:  /s/ ANDREW L. SIMON
                                   --------------------------
                                        Andrew L. Simon
                                        President



                                   /s/ BARRY M. GOLDSTEIN
                                   --------------------------
                                   BARRY M. GOLDSTEIN